UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 23, 2016

Malvern Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	000-54835	45-5307782
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

42 E. Lancaster Avenue, Paoli, Pennsylvania	19301
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(610) 644-9400

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 23, 2016, Malvern Federal Savings Bank (the “Bank”), a wholly-owned subsidiary of Malvern Bancorp, Inc. (the “Company”), entered into a Change of Control Agreement (each, a “Change of Control Agreement” and collectively, the “Change of Control Agreements”) with each of Joseph Gangemi, Senior Vice President and Chief Financial Officer of the Company and the Bank, and William “Bill” Woolworth, Senior Vice President and Chief Risk Officer of the Company and the Bank.

Each Change of Control Agreement provides that if the executive’s employment with the Bank ceases within 12 months following the date of a Change of Control (as defined), or during the 90 days immediately preceding a Change of Control, as a result of termination by the Bank without Cause (as defined) or for Good Reason (as defined), then the executive will be entitled to receive any base salary that remains unpaid through the date of termination, any bonus that remains unpaid and which is payable with respect to a fiscal year which ended prior to the effective date of termination, and any expense reimbursement which is due and remains unpaid, plus a lump sum cash payment equal to 100% of the executive’s base salary as in effect on the date of termination.

In addition, if the executive elects to receive continuation coverage under the Bank’s group health plan under COBRA, each Change of Control Agreement provides that the executive will be entitled to reimbursement of the premium otherwise payable for COBRA continuation coverage for the 12 months immediately following the date of termination of employment, to the extent such premium exceeds the monthly amount charged to active similarly-situated employees of the Bank for the same coverage.

Each Change of Control Agreement provides that it is in lieu of, and not in addition to, any other severance plan, fund, agreement or other arrangement maintained by the Bank. Payment of the lump sum cash amounts and reimbursement for COBRA premiums described above are conditioned on the executive’s execution and delivery of a release.

In addition, each Change of Control Agreement provides that the amounts and benefits payable to Mr. Gangemi or Mr. Woolworth, as applicable, in the circumstances described above, will be reduced to the extent necessary to avoid causing any of the payments or benefits to be nondeductible under Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), or subject to an excise tax under Section 4999 of the Code, unless the executive’s after-tax amounts and benefits would be greater without such a reduction.

Item 9.01	Financial Statements and Exhibits.

(d)   Exhibits. The following exhibits are filed with this Current Report on Form 8-K:

Exhibit 10.1     Change of Control Agreement, dated May 23, 2016, between Malvern Federal Savings Bank and Joseph Gangemi.

Exhibit 10.2     Change of Control Agreement, dated May 23, 2016, between Malvern Federal Savings Bank and William Woolworth.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MALVERN BANCORP, INC.

Date: May 25, 2016	By:	/s/ Joseph D. Gangemi
Joseph D. Gangemi
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.:	Description:

Exhibit 10.1	Change of Control Agreement, dated May 23, 2016, between Malvern Federal Savings Bank and Joseph Gangemi.

Exhibit 10.2	Change of Control Agreement, dated May 23, 2016, between Malvern Federal Savings Bank and William Woolworth.